Exhibit 99.1

WARNER MUSIC GROUP CORP. REPORTS RESULTS FOR THE FISCAL SECOND QUARTER

ENDED MARCH 31, 2012

•	Cash up $104 million to $272 million from $168 million at December 31, 2011

•	Free Cash Flow increased significantly

•	OIBDA grew and OIBDA margin expanded

NEW YORK, May 15, 2012—Warner Music Group Corp. today announced its fiscal second quarter financial results for the period ended March 31, 2012.

“With growing digital and non-traditional revenue partially offsetting the impact of a light release schedule as compared to the prior-year quarter, this quarter’s results show the benefits of the company’s transformation,” said Stephen Cooper, Warner Music Group’s CEO. “We remain optimistic about the company’s performance over the course of the fiscal year as we continue to execute on our long-term strategy.”

“Through ongoing focus on cost management, we were able to increase OIBDA, expand OIBDA margins and generate significant free cash flow,” added Brian Roberts, Warner Music Group’s Executive Vice President and CFO.

Total WMG

Total WMG Summary Results

(dollars in millions)
	For the Three Months ended March 31, 2012	For the Three Months ended March 31, 2011	% Change
	(unaudited)	(unaudited)
Revenue	$628	$684	(8%)
Digital Revenue	235	220	7%
Operating income	22	16	38%
OIBDA	85	82	4%
Net loss attributable to Warner Music Group Corp.	(36)	(38)	(5%)

Lower revenue for the quarter as a result of the company’s light release schedule as compared to the prior-year quarter and continued physical revenue declines in the recorded music industry was partially offset by growth in Recorded Music digital and non-traditional revenue. Revenue growth in Japan and other parts of Asia, Italy and Canada was offset by weakness in the U.S. and most of Europe, including the U.K. and France. Digital revenue represented 37.4% of total revenue for the quarter, compared to 32.2% in the prior-year quarter. Increased Recorded Music digital revenue reflects international growth in downloads as well as global growth in subscription/streaming services.

Operating margin expanded 1.2 percentage points to 3.5% from 2.3%. OIBDA margin expanded 1.5 percentage points to 13.5% from 12.0%. Improvements in OIBDA and OIBDA margin reflect the company’s continued focus on cost management. Operating income and OIBDA for the quarter included $4 million of severance charges ($3 million in Recorded Music and $1 million in Music Publishing), compared to $7 million of severance charges in the prior-year quarter ($3 million in Recorded Music and $4 million in Music Publishing) (the “Quarterly Severance Charges”). (See Figures 4 and 5 below for calculations and reconciliations of OIBDA and OIBDA margin.)

Net loss included the impact of an increase in interest expense, to $56 million from $47 million, related to the July 2011 refinancing of certain existing indebtedness in connection with the acquisition of the company by Access Industries in 2011.

As of March 31, 2012, the company reported a cash balance of $272 million, total long-term debt of $2.212 billion and net debt (total long-term debt minus cash) of $1.940 billion.

Cash provided by operating activities was $121 million compared to $106 million in the prior-year quarter. Free Cash Flow was $103 million compared to $46 million in the prior-year quarter. The increase in Free Cash Flow reflects the increase in OIBDA, the timing of working capital requirements, the timing of artist and repertoire spend, a decrease in cash paid for severance and a decrease in cash paid for acquisitions. (See Figure 7 below for a calculation and reconciliation of Free Cash Flow.)

Recorded Music

Recorded Music Summary Results

(dollars in millions)
	For the Three Months ended March 31, 2012	For the Three Months ended March 31, 2011	% Change
	(unaudited)	(unaudited)
Revenue	$503	$552	(9%)
Digital Revenue	222	205	8%
Operating income	7	10	(30%)
OIBDA	48	54	(11%)

The company’s Recorded Music business experienced an increase in digital revenue, as international download revenue and global subscription/streaming revenue were both strong. Recorded Music digital revenue represented 44.1% of total Recorded Music revenue, the company’s largest percentage to date, compared to 37.1% in the prior-year quarter. Domestic Recorded Music digital revenue was $123 million, or 58.3% of total domestic Recorded Music revenue, the company’s largest percentage to date, compared to 48.0% in the prior-year quarter. The impact of a light release schedule and contracting demand for physical product more than offset the increase in digital revenue. Major sellers included Skrillex, The Black Keys, Bruno Mars, Ed Sheeran and FUN. FUN.’s “We Are Young” recently became the first track ever to log six weeks of 300,000 units or more in U.S. digital sales. Recorded Music non-traditional revenue grew due to an increase in merchandising and concert promotion revenue.

Recorded Music operating margin contracted 0.4 percentage points to 1.4% from 1.8% in the prior-year quarter. Recorded Music OIBDA margin contracted 0.3 percentage points to 9.5% from 9.8% in the prior-year quarter. The decline in OIBDA and OIBDA margin largely reflects negative operating leverage associated with the decline in revenue partially offset by ongoing cost-savings initiatives. Operating income and OIBDA reflect the impact of the Quarterly Severance Charges.

Music Publishing

Music Publishing Summary Results

(dollars in millions)
	For the Three Months ended March 31, 2012	For the Three Months ended March 31, 2011	% Change
	(unaudited)	(unaudited)
Revenue	$128	$137	(7%)
Digital Revenue	14	17	(18%)
Operating income	36	31	16%
OIBDA	54	50	8%

The company’s Music Publishing business experienced 3.2% growth in synchronization revenue, which reflects strength in the advertising market as well as a more proactive marketing approach for film and television. Performance revenue declined 6.0% partially due to a reduction in U.S. radio license fees, which is affecting the entire industry. Digital revenue declined 17.6% due to the timing of collections and a one-time settlement in the prior-year quarter. Mechanical revenue declined 5.9% reflecting the ongoing transition in the recorded music industry.

The company’s Music Publishing OIBDA and OIBDA margin increased largely as a result of the continued execution of a disciplined A&R investment and acquisition strategy focused on higher-margin assets, as well as improved operating efficiencies. Music Publishing operating margin expanded 5.5 percentage points to 28.1% from 22.6% in the prior-year quarter. Music Publishing OIBDA margin expanded 5.7 percentage points to 42.2% from 36.5%. In April, Warner/Chappell was jointly named the 2012 Publisher of the Year at the ASCAP Pop Music Awards. Warner/Chappell songwriters collected 19 “Most Played Song of the Year” awards, and the coveted “Song of the Year” award for Bruno Mars’ “Just the Way You Are.”

Financial details for the quarter can be found in the company’s current Form 10-Q, for the period ended March 31, 2012, filed today with the Securities and Exchange Commission.

This morning, management will be hosting a conference call to discuss the results at 8:30 A.M. EST. The call will be webcast on www.wmg.com.

About Warner Music Group

With its broad roster of new stars and legendary artists, Warner Music Group is home to a collection of the best-known record labels in the music industry including Asylum, Atlantic, East West, Elektra, Nonesuch, Reprise, Rhino, Roadrunner, Rykodisc, Sire, Warner Bros. and Word, as well as Warner/Chappell Music, one of the world’s leading music publishers, with a catalog of more than one million copyrights worldwide.

“Safe Harbor” Statement under Private Securities Litigation Reform Act of 1995

This communication includes forward-looking statements that reflect the current views of Warner Music Group about future events and financial performance. Words such as “estimates,” “expects,” “anticipates,” “projects,” “plans,” “intends,” “believes,” “forecasts” and variations of such words or similar expressions that predict or indicate future events or trends, or that do not relate to historical matters, identify forward-looking statements. All forward-looking statements are made as of today, and we disclaim any duty to update such statements. Our expectations, beliefs and projections are expressed in good faith and we believe there is a reasonable basis for them. However, we cannot assure you that management’s expectations, beliefs and projections will result or be achieved. Investors should not rely on forward-looking statements because they are subject to a variety of risks, uncertainties, and other factors that could cause actual results to differ materially from our expectations. Please refer to our Form 10-K, Form 10-Qs and our other filings with the U.S. Securities and Exchange Commission concerning factors that could cause actual results to differ materially from those described in our forward-looking statements.

We maintain an Internet site at www.wmg.com. We use our website as a channel of distribution of material company information. Financial and other material information regarding Warner Music Group is routinely posted on and accessible at http://investors.wmg.com. In addition, you may automatically receive email alerts and other information about Warner Music Group by enrolling your email by visiting the “email alerts” section at http://investors.wmg.com. Our website and the information posted on it or connected to it shall not be deemed to be incorporated by reference into this communication.

Figure 1. Warner Music Group Corp. - Consolidated Statements of Operations, Three & Six Months Ended 3/31/12 versus 3/31/11

(dollars in millions)

	Successor	Predecessor
	For the Three Months Ended March 31, 2012	For the Three Months Ended March 31, 2011	% Change
	(unaudited)	(unaudited)
Revenues	$628	$684	(8%)
Costs and expenses:
Cost of revenues	(323)	(359)	(10%)
Selling, general and administrative expenses	(233)	(252)	(8%)
Transaction costs	—	(2)	(100%)
Amortization of intangible assets	(50)	(55)	(9%)

Total costs and expenses	$(606)	$(668)	(9%)

Operating income	$22	$16	38%
Interest expense, net	(56)	(47)	19%
Other income (expense), net	2	(1)	—

Loss before income taxes	$(32)	$(32)	—

Income tax expense	(2)	(7)	(71%)

Net loss	$(34)	$(39)	(13%)
Less: (income) loss attributable to noncontrolling interest	(2)	1	—

Net loss attributable to Warner Music Group Corp.	$(36)	$(38)	(5%)

	Successor	Predecessor
	For the Six Months Ended March 31, 2012	For the Six Months Ended March 31, 2011	% Change
	(unaudited)	(unaudited)
Revenues	$1,407	$1,462	(4%)
Costs and expenses:
Cost of revenues	(747)	(790)	(5%)
Selling, general and administrative expenses	(501)	(518)	(3%)
Transaction costs	—	(2)	(100%)
Amortization of intangible assets	(98)	(109)	(10%)

Total costs and expenses	$(1,346)	$(1,419)	(5%)

Operating income	$61	$43	42%
Interest expense, net	(113)	(94)	20%
Other expense, net	—	(1)	(100%)

Loss before income taxes	$(52)	$(52)	—

Income tax expense	(8)	(5)	60%

Net loss	$(60)	$(57)	5%
Less: (income) loss attributable to noncontrolling interest	(2)	1	—

Net loss attributable to Warner Music Group Corp.	$(62)	$(56)	11%

Figure 2. Warner Music Group Corp. - Consolidated Balance Sheets as of 3/31/12 and 09/30/11

(dollars in millions)

	March 31, 2012	September 30, 2011	% Change
	(unaudited)	(unaudited)
Assets:
Current Assets
Cash & cash equivalents	$272	$154	77%
Accounts receivable, less allowances of $73 and $40	306	385	(21%)
Inventories	27	29	(7%)
Royalty advances (expected to be recouped w/in 1 year)	129	135	(4%)
Deferred tax assets	54	54	—
Other current assets	50	45	11%

Total Current Assets	$838	$802	4%
Royalty advances (expected to be recouped after 1 year)	158	173	(9%)
Property, plant & equipment, net	172	182	(5%)
Goodwill	1,376	1,372	—
Intangible assets subject to amortization, net	2,588	2,678	(3%)
Intangible assets not subject to amortization	102	102	—
Other assets	70	71	(1%)

Total Assets	$5,304	$5,380	(1%)

Liabilities & Equity:
Current Liabilities
Accounts payable	$143	$165	(13%)
Accrued royalties	1,004	974	3%
Accrued liabilities	202	217	(7%)
Accrued interest	89	55	62%
Deferred revenue	102	101	1%
Other current liabilities	3	10	(70%)

Total Current Liabilities	$1,543	$1,522	1%

Long-term debt	2,212	2,217	—
Deferred tax liabilities	401	411	(2%)
Other noncurrent liabilities	136	148	(8%)

Total Liabilities	$4,292	$4,298	—

Common stock	—	—
Additional paid-in capital	1,129	1,129	—
Accumulated deficit	(93)	(31)	—
Accumulated other comprehensive loss, net	(41)	(33)	24%

Total Warner Music Group Corp. Equity	$995	$1,065	(7%)

Noncontrolling interest	17	17	—

Total Equity	1,012	1,082	(6%)

Total Liabilities & Equity	$5,304	$5,380	(1%)

Figure 3. Warner Music Group Corp. - Summarized Statements of Cash Flows, Three & Six Months Ended 3/31/12 versus 3/31/11

(dollars in millions)

	Successor	Predecessor
	For the Three Months Ended March 31, 2012	For the Three Months Ended March 31, 2011
	(unaudited)	(unaudited)
Net cash provided by operating activities	$121	$106
Net cash used in investing activities	(18)	(60)
Net cash used in financing activities	(1)	(1)
Effect of foreign currency exchange rates on cash and equivalents	2	11

Net increase in cash and equivalents	$104	$56

	Successor	Predecessor
	For the Six Months Ended March 31, 2012	For the Six Months Ended March 31, 2011
	(unaudited)	(unaudited)
Net cash provided by (used in) operating activities	$146	$(7)
Net cash used in investing activities	(29)	(126)
Net cash used in financing activities	(2)	(1)
Effect of foreign currency exchange rates on cash	3	14

Net increase (decrease) in cash and equivalents	$118	$(120)

Supplemental Disclosures Regarding Non-GAAP Financial Measures

We evaluate our operating performance based on several factors, including the following non-GAAP financial measures:

OIBDA

OIBDA reflects our operating income before non-cash depreciation of tangible assets, non-cash amortization of intangible assets and non-cash impairment charges to reduce the carrying value of goodwill and intangible assets. We consider OIBDA to be an important indicator of the operational strengths and performance of our businesses, and believe the presentation of OIBDA helps improve the ability to understand the company’s operating performance and evaluate our performance in comparison to comparable periods. However, a limitation of the use of OIBDA as a performance measure is that it does not reflect the periodic costs of certain capitalized tangible and intangible assets used in generating revenue in our businesses. Accordingly, OIBDA should be considered in addition to, not as a substitute for, operating income, net income (loss) and other measures of financial performance reported in accordance with accounting principles generally accepted in the U.S (“GAAP”). In addition, OIBDA, as we calculate it, may not be comparable to similarly titled measures employed by other companies.

Figure 4. Warner Music Group Corp. - Reconciliation of OIBDA to Net Loss, Three & Six Months Ended 3/31/12 versus 3/31/11

(dollars in millions)

	Successor	Predecessor
	For the Three Months Ended March 31, 2012	For the Three Months Ended March 31, 2011	% Change
	(unaudited)	(unaudited)
OIBDA	$85	$82	4%
Depreciation expense	(13)	(11)	18%
Amortization expense	(50)	(55)	(9%)

Operating income	$22	$16	38%
Interest expense, net	(56)	(47)	19%
Other income (expense), net	2	(1)	—

Loss before income taxes	$(32)	$(32)	—

Income tax expense	(2)	(7)	(71%)

Net loss	$(34)	$(39)	(13%)
Less: (income) loss attributable to noncontrolling interest	(2)	1	—

Net loss attributable to Warner Music Group Corp.	$(36)	$(38)	(5%)

Operating income margin	3.5%	2.3%
OIBDA margin	13.5%	12.0%

	Successor	Predecessor
	For the Six Months Ended March 31, 2012	For the Six Months Ended March 31, 2011	% Change
	(unaudited)	(unaudited)
OIBDA	$184	$172	7%
Depreciation expense	(25)	(20)	25%
Amortization expense	(98)	(109)	(10%)

Operating income	$61	$43	42%
Interest expense, net	(113)	(94)	20%
Other expense, net	—	(1)	(100%)

Loss before income taxes	$(52)	$(52)	—

Income tax expense	(8)	(5)	60%

Net loss	$(60)	$(57)	5%
Less: (income) loss attributable to noncontrolling interest	(2)	1	—

Net loss attributable to Warner Music Group Corp.	$(62)	$(56)	11%

Operating income margin	4.3%	2.9%
OIBDA margin	13.1%	11.8%

Figure 5. Warner Music Group Corp. - Reconciliation of Segment Operating Income to OIBDA, Three & Six Months Ended 3/31/12 versus 3/31/11

(dollars in millions)

	Successor	Predecessor
	For the Three Months Ended March 31, 2012	For the Three Months Ended March 31, 2011	% Change
	(unaudited)	(unaudited)
Total WMG Operating Income - GAAP	$22	$16	38%
Depreciation and Amortization	63	66	(5%)

Total WMG OIBDA	$85	$82	4%

Recorded Music Operating Income - GAAP	$7	$10	(30%)
Depreciation and Amortization	41	44	(7%)

Recorded Music OIBDA	$48	$54	(11%)

Music Publishing Operating Income - GAAP	$36	$31	16%
Depreciation and Amortization	18	19	(5%)

Music Publishing OIBDA	$54	$50	8%

	Successor	Predecessor
	For the Six Months Ended March 31, 2012	For the Six Months Ended March 31, 2011	% Change
	(unaudited)	(unaudited)
Total WMG Operating Income - GAAP	$61	$43	42%
Depreciation and Amortization	123	129	(5%)

Total WMG OIBDA	$184	$172	7%

Recorded Music Operating Income - GAAP	$68	$57	19%
Depreciation and Amortization	82	87	(6%)

Recorded Music OIBDA	$150	$144	4%

Music Publishing Operating Income - GAAP	$38	$31	23%
Depreciation and Amortization	34	37	(8%)

Music Publishing OIBDA	$72	$68	6%

Constant Currency

Because exchange rates are an important factor in understanding period-to-period comparisons, we believe the presentation of revenue on a constant-currency basis in addition to reported revenue helps improve the ability to understand our operating results and evaluate our performance in comparison to prior periods. Constant-currency information compares results between periods as if exchange rates had remained constant period over period. We use results on a constant-currency basis as one measure to evaluate our performance. We calculate constant-currency results by applying current-year foreign currency exchange rates to prior-year results. However, a limitation of the use of the constant-currency results as a performance measure is that it does not reflect the impact of exchange rates on our revenue, including, for example, the $6 million, $4 million and $1 million unfavorable impact of exchange rates on our Total, Recorded Music and Music Publishing revenue, in the three months ended March 31, 2012 compared to the prior-year quarter. These results should be considered in addition to, not as a substitute for, results reported in accordance with GAAP. Results on a constant-currency basis, as we present them, may not be comparable to similarly titled measures used by other companies and are not a measure of performance presented in accordance with GAAP.

Figure 6. Warner Music Group Corp. - Revenue by Geography and Segment, Three & Six Months Ended 3/31/12 versus 3/31/11 as Reported and Constant Currency

(dollars in millions)

	Successor	Predecessor	Predecessor
	For the Three Months Ended March 31, 2012	For the Three Months Ended March 31, 2011	For the Three Months Ended March 31, 2011
	As reported	As reported	Constant $
	(unaudited)	(unaudited)	(unaudited)

US revenue
Recorded Music	$211	$254	$254
Music Publishing	55	61	61
International revenue
Recorded Music	292	298	294
Music Publishing	73	76	75
Intersegment eliminations	(3)	(5)	(6)

Total Revenue	$628	$684	$678

Revenue by Segment:
Recorded Music	$503	$552	$548
Music Publishing
Mechanical	32	34	34
Performance	47	50	49
Synchronization	32	31	31
Digital	14	17	17
Other	3	5	5

Total Music Publishing	128	137	136
Intersegment eliminations	(3)	(5)	(6)

Total Revenue	$628	$684	$678

Total Digital Revenue	$235	$220	$219

	Successor	Predecessor	Predecessor
	For the Six Months Ended March 31, 2012	For the Six Months Ended March 31, 2011	For the Six Months Ended March 31, 2011
	As reported	As reported	Constant $
	(unaudited)	(unaudited)	(unaudited)

US revenue
Recorded Music	$469	$503	$503
Music Publishing	96	100	100

International revenue
Recorded Music	695	711	711
Music Publishing	155	157	156

Intersegment eliminations	(8)	(9)	(9)

Total Revenue	$1,407	$1,462	$1,461

Revenue by Segment:
Recorded Music	$1,164	$1,214	$1,214
Music Publishing
Mechanical	65	73	73
Performance	95	94	94
Synchronization	56	55	55
Digital	29	28	28
Other	6	7	6

Total Music Publishing	251	257	256
Intersegment eliminations	(8)	(9)	(9)

Total Revenue	$1,407	$1,462	$1,461

Total Digital Revenue	$454	$407	$408

Free Cash Flow

Free Cash Flow reflects our cash flow provided by operating activities less capital expenditures and cash paid or received for investments. We use Free Cash Flow, among other measures, to evaluate our operating performance. Management believes Free Cash Flow provides investors with an important perspective on the cash available to service debt, fund ongoing operations and working capital needs, make strategic acquisitions and investments and pay any dividends or fund any repurchases of our outstanding notes or common stock in open market purchases, privately negotiated purchases or otherwise. As a result, Free Cash Flow is a significant measure of our ability to generate long-term value. It is useful for investors to know whether this ability is being enhanced or degraded as a result of our operating performance. We believe the presentation of Free Cash Flow is relevant and useful for investors because it allows investors to view performance in a manner similar to the method used by management. In addition, Free Cash Flow is also a primary measure used externally by our investors and analysts for purposes of valuation and comparing the operating performance of our company to other companies in our industry.

Because Free Cash Flow is not a measure of performance calculated in accordance with GAAP, Free Cash Flow should not be considered in isolation of, or as a substitute for, net income (loss) as an indicator of operating performance or cash flow provided by operating activities as a measure of liquidity. Free Cash Flow, as we calculate it, may not be comparable to similarly titled measures employed by other companies. In addition, Free Cash Flow does not necessarily represent funds available for discretionary use and is not necessarily a measure of our ability to fund our cash needs. Because Free Cash Flow deducts capital expenditures and cash paid or received for investments from “cash flow provided by operating activities” (the most directly comparable GAAP financial measure), users of this information should consider the types of events and transactions that are not reflected. We provide below a reconciliation of Free Cash Flow to the most directly comparable amount reported under GAAP, which is net cash flow (used in) provided by operating activities.”

Unlevered After-Tax Cash Flow

Free Cash Flow includes cash paid for interest. We also review our cash flow adjusted for cash paid for interest, a measure we call Unlevered After-Tax Cash Flow. Management believes this measure provides investors with an additional important perspective on our cash generation ability. We consider Unlevered After-Tax Cash Flow to be an important indicator of the performance of our businesses and believe the presentation is relevant and useful for investors because it allows investors to view performance in a manner similar to the method used by management. A limitation of the use of this measure is that it does not reflect the charges for cash interest and, therefore, does not necessarily represent funds available for discretionary use, and is not necessarily a measure of the company’s ability to fund its cash needs. Accordingly, this measure should be considered in addition to, not as a substitute for, net cash flow provided by operating activities and other measures of liquidity reported in accordance with GAAP.

Figure 7. Warner Music Group Corp. - Calculation of Free Cash Flow and Unlevered After-Tax Cash Flow, Three & Six Months Ended 3/31/12 versus 3/31/11

(dollars in millions)

	Successor	Predecessor
	For the Three Months Ended March 31, 2012	For the Three Months Ended March 31, 2011
	(unaudited)	(unaudited)
Net cash flow provided by operating activities	$121	$106
Less: Capital expenditures	7	14
Less: Net cash paid for investments	11	46

Free Cash Flow	$103	$46

Plus: Cash paid for interest	—	—

Unlevered After-Tax Cash Flow	$103	$46

	Successor	Predecessor
	For the Six Months Ended March 31, 2012	For the Six Months Ended March 31, 2011

Net cash flow provided by (used in) operating activities	$146	$(7)
Less: Capital expenditures	13	22
Less: Net cash paid for investments	16	104

Free Cash Flow	$117	$(133)

Plus: Cash paid for interest	79	88

Unlevered After-Tax Cash Flow	$196	$(45)

###

Media Contact:	Investor Contact:
Will Tanous	Erika Begun
(212) 275-2244	(212) 275-4850
Will.Tanous@wmg.com	Erika.Begun@wmg.com